                                                                   EXHIBIT 10.29

                      DCR PACIFIC PCS LIMITED PARTNERSHIP
                                   AGREEMENT
                             OF LIMITED PARTNERSHIP





                                                   Dated As of October ___, 1995

                      DCR PACIFIC PCS LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

1.1    "Act"  . . . . . . . . . . . . . . . . . . . . . . . .  - 1 -
        ---
1.2    "Adjusted Capital Account"   . . . . . . . . . . . . .  - 1 -
        ------------------------
1.3    "Affiliate"  . . . . . . . . . . . . . . . . . . . . .  - 1 -
        ---------
1.4    "Agreement"  . . . . . . . . . . . . . . . . . . . . .  - 1 -
        ---------
1.5    "Capital Account"  . . . . . . . . . . . . . . . . . .  - 1 -
        ---------------
1.6    "Capital Contribution" . . . . . . . . . . . . . . . .  - 1 -
        --------------------
1.7    "Capital Proceeds" . . . . . . . . . . . . . . . . . .  - 2 -
        ----------------
1.8    "Code" . . . . . . . . . . . . . . . . . . . . . . . .  - 2 -
        ----
1.9    "Consent"  . . . . . . . . . . . . . . . . . . . . . .  - 2 -
        -------
1.10   "Contract Date"  . . . . . . . . . . . . . . . . . . .  - 2 -
        -------------
1.11   "DCR"  . . . . . . . . . . . . . . . . . . . . . . . .  - 2 -
        ---
1.12   "DCR PCS Network"  . . . . . . . . . . . . . . . . . .  - 2 -
        ---------------
1.13   "Debt Service"   . . . . . . . . . . . . . . . . . . .  - 2 -
        ------------
1.14   "Depreciation"   . . . . . . . . . . . . . . . . . . .  - 2 -
        ------------
1.15   "Encumber"   . . . . . . . . . . . . . . . . . . . . .  - 2 -
        --------
1.16   "FCC"  . . . . . . . . . . . . . . . . . . . . . . . .  - 2 -
        ---
1.17   "FCC Auction"  . . . . . . . . . . . . . . . . . . . .  - 2 -
        -----------
1.18   "General Partner"  . . . . . . . . . . . . . . . . . .  - 3 -
        --------------
1.19   "Gross Operating Receipts"   . . . . . . . . . . . . .  - 3 -
        ------------------------
1.20   "Interest" . . . . . . . . . . . . . . . . . . . . . .  - 3 -
        --------
1.21   "Limited Partner"  . . . . . . . . . . . . . . . . . .  - 3 -
        ---------------
1.22   "Loan Documents"   . . . . . . . . . . . . . . . . . .  - 3 -
        --------------
1.23   "Management Agreement"   . . . . . . . . . . . . . . .  - 3 -
        --------------------
1.24   "Net Distributable Cash"   . . . . . . . . . . . . . .  - 3 -
        ----------------------
1.25   "New Allocation"   . . . . . . . . . . . . . . . . . .  - 3 -
        --------------
1.26   "Nonrecourse Debt"   . . . . . . . . . . . . . . . . .  - 3 -
        ----------------
1.27   "Notice" . . . . . . . . . . . . . . . . . . . . . . .  - 3 -
        ------
1.28   "Partner"  . . . . . . . . . . . . . . . . . . . . . .  - 4 -
        -------
1.29   "Partnership"  . . . . . . . . . . . . . . . . . . . .  - 4 -
        -----------
1.30   "Partnership Minimum Gain"   . . . . . . . . . . . . .  - 4 -
        ------------------------
1.31   "Partner Nonrecourse Debt Minimum Gains"   . . . . . .  - 4 -
        --------------------------------------
1.32   "Pay Amount"   . . . . . . . . . . . . . . . . . . . .  - 4 -
        ----------
1.33   "PCS Licenses"   . . . . . . . . . . . . . . . . . . .  - 4 -
        ------------
1.34   "Person"   . . . . . . . . . . . . . . . . . . . . . .  - 4 -
        ------
1.35   "Post-Auction Period"  . . . . . . . . . . . . . . . .  - 4 -
        -------------------
1.36   "Profits and Losses"   . . . . . . . . . . . . . . . .  - 4 -
        ------------------
1.37   "Project"  . . . . . . . . . . . . . . . . . . . . . .  - 5 -
        -------
1.38   "Project Costs"  . . . . . . . . . . . . . . . . . . .  - 5 -
        -------------
1.39   "Project Development Budget"   . . . . . . . . . . . .  - 5 -
        --------------------------
1.40   "Regulations"  . . . . . . . . . . . . . . . . . . . .  - 5 -
        -----------
1.41   "Value"  . . . . . . . . . . . . . . . . . . . . . . .  - 5 -
        -----
2.1    Formation and Name   . . . . . . . . . . . . . . . . .  - 6 -
       ------------------
2.2    General and Limited Partners   . . . . . . . . . . . .  - 6 -
       ----------------------------
2.3    Purpose  . . . . . . . . . . . . . . . . . . . . . . .  - 6 -
       -------
2.4    Principal Office and Place of Business   . . . . . . .  - 6 -
       --------------------------------------
2.5    Statutory Compliance   . . . . . . . . . . . . . . . .  - 7 -
       --------------------
3.1    Initial Capital Contribution   . . . . . . . . . . . .  - 7 -
       ----------------------------
3.2    Additional Contributions   . . . . . . . . . . . . . .  - 7 -
       ------------------------
3.3    Limit  . . . . . . . . . . . . . . . . . . . . . . . .  - 8 -
       -----
3.4    No Third-Party Rights  . . . . . . . . . . . . . . . .  - 8 -
       ---------------------

3.5    Loans by Partners  . . . . . . . . . . . . . . . . . .  -  8 -
       -----------------
3.6    Limitation on Withdrawal of Capital  . . . . . . . . .  -  8 -
       -----------------------------------
3.7    Interest on Contributions  . . . . . . . . . . . . . .  -  9 -
       -------------------------
3.8    Auction Pricing  . . . . . . . . . . . . . . . . . . .  -  9 -
       ---------------
3.9    Condition Precedent  . . . . . . . . . . . . . . . . .  - 10 -
       -------------------
3.10   Options of Partners  . . . . . . . . . . . . . . . . .  - 10 -
       -------------------
3.11   Limitation of Liability  . . . . . . . . . . . . . . .  - 11 -
       -----------------------
4.1    Maintenance of Capital Accounts  . . . . . . . . . . .  - 11 -
       -------------------------------
4.2    Transfers  . . . . . . . . . . . . . . . . . . . . . .  - 11 -
       ---------
4.3    Revaluation  . . . . . . . . . . . . . . . . . . . . .  - 11 -
       -----------
4.4    Compliance   . . . . . . . . . . . . . . . . . . . . .  - 11 -
       ----------
5.1    Allocations of Gain, Loss, Etc.  . . . . . . . . . . .  - 12 -
       ------------------------------
5.2    Allocations of Gain, Loss, Etc. Upon a Capital
       ----------------------------------------------
       Event  . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
       -----
5.3    Allocations Upon Assignment  . . . . . . . . . . . . .  - 14 -
       ---------------------------
5.4    Tax Benefits and Burdens   . . . . . . . . . . . . . .  - 14 -
       ------------------------
5.5    Other Allocation Rules   . . . . . . . . . . . . . . .  - 15 -
       ----------------------
5.6    Authority of General Partner to Vary Allocations
       ------------------------------------------------
       to Preserve and Protect Partner's Interest   . . . . .  - 15 -
       ------------------------------------------
6.1    Net Distributable Cash   . . . . . . . . . . . . . . .  - 16 -
       ----------------------
7.1    Duties of the General Partner  . . . . . . . . . . . .  - 17 -
       -----------------------------
7.2    Powers of the General Partners   . . . . . . . . . . .  - 17 -
       ------------------------------
7.3    Compensation of General Partners; Expense
       -----------------------------------------
       Reimbursement  . . . . . . . . . . . . . . . . . . . .  - 19 -
       -------------
7.4    Liability and Indemnification of the General
       --------------------------------------------
       Partner  . . . . . . . . . . . . . . . . . . . . . . .  - 19 -
       -------
7.5    Prohibition of Management by Limited Partners  . . . .  - 21 -
       ---------------------------------------------
7.6    Liability of Limited Partners  . . . . . . . . . . . .  - 21 -
       -----------------------------
7.7    Rights of Limited Partners   . . . . . . . . . . . . .  - 21 -
       --------------------------
7.8    Duties and Obligations of the General Partner  . . . .  - 22 -
       ---------------------------------------------
8.1    Voting and Decisions by Partners and the
       ----------------------------------------
       Partnership  . . . . . . . . . . . . . . . . . . . . .  - 23 -
       -----------
8.2    Amendments   . . . . . . . . . . . . . . . . . . . . .  - 23 -
       ----------
9.1    Transfer of the General Partner's Interests  . . . . .  - 23 -
       -------------------------------------------
9.2    Transfer of a Limited Partner's Interest   . . . . . .  - 23 -
       ----------------------------------------
9.3    Substituted Limited Partner  . . . . . . . . . . . . .  - 24 -
       ---------------------------
9.4    Encumbrance of a Partner's Interest  . . . . . . . . .  - 24 -
       -----------------------------------
9.5    Withdrawal of Limited Partner  . . . . . . . . . . . .  - 25 -
       -----------------------------
9.6    Transfers in Connection with the Sale of the
       --------------------------------------------
       Business   . . . . . . . . . . . . . . . . . . . . . .  - 25 -
       --------
10.1   Term   . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
       ----
10.2   Dissolution  . . . . . . . . . . . . . . . . . . . . .  - 25 -
       -----------
10.3   Winding Up and Liquidation   . . . . . . . . . . . . .  - 26 -
       --------------------------
10.4   Compliance With Timing Requirements of
       --------------------------------------
       Regulations  . . . . . . . . . . . . . . . . . . . . .  - 26 -
       -----------
10.5   Death, Dissolution or Other Disqualification of a
       -------------------------------------------------
       General Partner  . . . . . . . . . . . . . . . . . . .  - 27 -
       ---------------
10.6   Successor Partnership  . . . . . . . . . . . . . . . .  - 28 -
       ---------------------
11.1   Books and Records  . . . . . . . . . . . . . . . . . .  - 28 -
       -----------------
11.2   Fiscal Year and Method of Accounting   . . . . . . . .  - 29 -
       ------------------------------------
11.3   Reports  . . . . . . . . . . . . . . . . . . . . . . .  - 29 -
       -------
11.4   Tax Elections  . . . . . . . . . . . . . . . . . . . .  - 29 -
       -------------
11.5   Tax Matters Partner  . . . . . . . . . . . . . . . . .  - 29 -
       -------------------
12.1   Management Agreement   . . . . . . . . . . . . . . . .  - 30 -
       --------------------
12.2   Services Agreement   . . . . . . . . . . . . . . . . .  - 30 -
       ------------------
12.3   Compensation   . . . . . . . . . . . . . . . . . . . .  - 30 -
       ------------

13.1   IPO  . . . . . . . . . . . . . . . . . . . . . . . . .  - 30 -
       ---
13.2   Agreed Valuation   . . . . . . . . . . . . . . . . . .  - 32 -
       ----------------
14.1   Buy-Out  . . . . . . . . . . . . . . . . . . . . . . .  - 32 -
       -------
15.1   Bank Accounts  . . . . . . . . . . . . . . . . . . . .  - 33 -
       -------------
15.2   Waiver of Partition  . . . . . . . . . . . . . . . . .  - 33 -
       -------------------
15.3   Choice of Law and Severability   . . . . . . . . . . .  - 33 -
       ------------------------------
15.4   Captions, Gender and Number  . . . . . . . . . . . . .  - 33 -
       ---------------------------
15.5   Counterparts . . . . . . . . . . . . . . . . . . . . .  - 34 -
       ------------
15.6   Binding Effect   . . . . . . . . . . . . . . . . . . .  - 34 -
       --------------
15.7   Entire Agreement   . . . . . . . . . . . . . . . . . .  - 34 -
       ----------------
15.8   Plain Meaning  . . . . . . . . . . . . . . . . . . . .  - 34 -
       -------------
15.9   Notices. . . . . . . . . . . . . . . . . . . . . . . .  - 34 -
       -------
15.10  DE Status  . . . . . . . . . . . . . . . . . . . . . .  - 34 -
       ---------
16.1   Ratification   . . . . . . . . . . . . . . . . . . . .  - 35 -
       ------------
16.2   Power of Attorney  . . . . . . . . . . . . . . . . . .  - 35 -
       -----------------

                      DCR PACIFIC PCS LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP

                                    EXHIBITS

EXHIBIT A --   Names, Addresses and Percentage Interests of Partners

EXHIBIT B --   Management Agreement

EXHIBIT C --   Project Development Budget

                      DCR PACIFIC PCS LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


     The undersigned, being all of the Partners of the Partnership, hereby enter into this Agreement of Limited Partnership for the Partnership, dated as of October __, 1995, as follows:

                                   ARTICLE I

                                 DEFINED TERMS

          Capitalized terms used herein without further definition, and variations thereof, have the meanings set forth below unless the context otherwise clearly requires:

     1.1  "Act" means the Nevada Revised Uniform Limited Partnership Act.

     1.2 "Adjusted Capital Account" shall be an amount equal to the Partner's Capital Account (x) increased by the sum of (A) the amount of the Partner's share of Partnership Minimum Gain, (B) the amount of the Partner's share of Partner Nonrecourse Debt Minimum Gain, and (C) any amount of the deficit balance in its Capital Account the Partner is obligated to restore on liquidation of the Partnership, and (y) decreased by reasonably expected adjustments, allocations and distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     1.3 "Affiliate" means with respect to any Person, any Person that, directly or indirectly, controls, is under common control with, or is controlled by that Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct and cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     1.4 "Agreement" means this Agreement of Limited Partnership, and all amendments thereto.

     1.5 "Capital Account" means the separate account maintained for each Partner pursuant to Article IV of this Agreement.

     1.6 "Capital Contribution" means the amount of cash and the value of property contributed by the Partners to the Partnership.

     1.7 "Capital Proceeds" means the sum of (i) the amount by which the net proceeds of any sale or other disposition of the Partnership assets exceed the aggregate amount of Partnership indebtedness, (ii) condemnation and excess title, property and casualty or liability insurance proceeds not required for the restoration or repair of the DCR PCS Network and (iii) the amount by which any refinancing of any loan on the Project or the DCR PCS Network exceeds the sum of the then outstanding principal balance of any loan being refinanced plus such reasonable closing costs and reasonable reserves for interest or other expenses as the General Partner deems advisable.

     1.8 "Code" means the Internal Revenue Code of 1986, as amended or recodified.

     1.9 "Consent" means the prior written consent or approval of a Person to do the act or thing for which this consent or approval is solicited, or the act of granting such consent or approval as the context may require.

     1.10 "Contract Date" means the date of this Agreement.

     1.11 "DCR" means DCR Communications, Inc., a Maryland corporation, its successors and assigns.

     1.12 "DCR PCS Network" means the personal communications services network (including tangible and intangible property) to be owned and operated by the Partnership in the Las Vegas basic trading area.

     1.13 "Debt Service" means principal, interest and other payments of every kind on or in connection with the outstanding indebtedness of the Partnership.

     1.14 "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

     1.15 "Encumber" (or "Encumbrance" as the context requires) means mortgage, pledge, hypothecate, grant a security interest in or otherwise encumber, directly or indirectly, voluntarily or involuntarily.

     1.16 "FCC" means the Federal Communications Commission.

     1.17 "FCC Auction" means the broadband PCS block auction to commence on December 11, 1995 by the FCC.

     1.18 "General Partner" means each Person named as such in Exhibit A attached hereto and any other Person who becomes a successor or additional General Partner of the Partnership pursuant to the terms hereof, and who is a General Partner at the time of reference thereto, in such Person's capacity as a General Partner of the Partnership.

     1.19 "Gross Operating Receipts" means all rents and receipts, cash or otherwise (including Capital Proceeds), from the conduct of the business of the Partnership and all other income of the Partnership of any nature whatsoever, including without limitation, loans from Partners and tax-exempt income, arising out of the operation of the DCR PCS Network or otherwise, calculated in accordance with the cash basis method of accounting.

     1.20 "Interest" or "Partnership Interest" means the entire ownership interest (which may be expressed as a percentage) of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled pursuant to this Agreement and under the Act, together with all obligations of such Partner to comply with the terms and provisions of this Agreement and the Act. The Interest of each Partner is set forth on Exhibit A hereto, as the same is amended from time to time.

     1.21 "Limited Partner" means any Partner who is designated as a Limited Partner on Exhibit A to this Agreement at the time of reference thereto, in such Partner's capacity as a Limited Partner of the Partnership.

     1.22 "Loan Documents" shall have the meaning set forth in Section 7.2(h) hereof.

     1.23 "Management Agreement" means the Management Agreement, dated as of the Contract Date, between the Partnership and DCR, a copy of which is to be attached as Exhibit B hereto.

     1.24 "Net Distributable Cash" means Gross Operating Receipts less Project Costs.

     1.25 "New Allocation" shall have the meaning set forth in Section 5.6(b) hereof.

     1.26 "Nonrecourse Debt" means a liability of the Partnership (or portion thereof) with respect to which none of the Partners has any economic risk of loss (other than through their Interests as Partners in Partnership assets subject to such liability).

     1.27 "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, sent by registered or certified mail, postage prepaid, or given by personal delivery, or sent by confirmed air courier to such Person at the last known address of such Person, the date of registry thereof or the date of the certification or receipt therefor as evidenced by postal or air courier records or the date of personal delivery (or refusal thereof during normal business hours) being deemed the date of receipt of Notice; provided, however, that any communication sent to such a Person and actually received by such a Person shall constitute Notice for all purposes of this Agreement.

     1.28 "Partner" means any Person listed on Exhibit A hereto in such Person's capacity as a General Partner or a Limited Partner and any Partners admitted pursuant to the terms hereof.

     1.29 "Partnership" means the limited partnership herein created and established as DCR PACIFIC PCS LIMITED PARTNERSHIP, as said Partnership may from time to time be constituted.

     1.30 "Partnership Minimum Gain" shall have the meaning assigned to such term in Regulations Section 1.704-2(d).

     1.31 "Partner Nonrecourse Debt Minimum Gains" shall have the meaning assigned to such term in Regulations Section 1.704-2(i)(3).

     1.32 "Pay Amount" shall have the meaning set forth in Section 3.9 hereof.

     1.33 "PCS Licenses" means the PCS C block licenses sold to bidders at the FCC Auction.

     1.34 "Person" means any individual, partnership, firm, corporation, trust, estate or other entity.

     1.35 "Post-Auction Period" shall have the meaning set forth in Section 3.9 hereof.

     1.36 "Profits and Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          1.36(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

          1.36(b) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

          1.36(c) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Value; and

          1.36(d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period hereof.

     1.37 "Project" means the acquisition of licenses at the FCC Auction for, and the development, engineering, construction, build-out, installation, operation and maintenance of, the DCR PCS Network.

     1.38 "Project Costs" means amounts paid by the Partnership in connection with the Project, including, without limitation, financing and costs for loans pertaining to the Project or the DCR PCS Network; bank charges for letters of credit; insurance and bond premiums; interest and principal repayments in connection with loans pertaining to the Project or the DCR PCS Network or any other property of the Partnership (excluding loans by Partners); real and personal property taxes; accounting, auditing and legal fees; fees and deposits for permits, licenses and other governmental authorizations; promotional expenses directly related to the DCR PCS Network; public utility charges; sales, use and income taxes; employee salaries, benefits and payroll taxes; contracts and/or subcontracts for equipment, services, software, labor and materials; supplies, tools and equipment; costs of repair, maintenance and replacement; leasing and rental commissions; development, engineering, construction management, and management fees; franchise fees; and all other capital or operating charges, costs and expenses actually paid in connection with the ownership and operation of the Project or the DCR PCS Network and properly charged to the Partnership, all determined in accordance with the cash basis method of accounting, together with reserves for any of the foregoing determined to be necessary or advisable by the General Partner.

     1.39 "Project Development Budget" means the budget setting forth costs of the Project, a copy of which Project Development Budget is to be attached hereto as Exhibit C.

     1.40 "Regulations" means the final regulations under the Code, unless the context clearly requires otherwise.

     1.41 "Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          1.41(a) The initial Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

          1.41(b) the Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner as of the following times: (a) the acquisition of any additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Partnership; and (c) the termination of the Partnership for federal income tax purposes pursuant to Code Section 708(b)(1)(B); and

          1.41(c) if the Value of an asset has been determined or adjusted pursuant to Sections 1.41(a) or 1.41(b) above, such Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                                   ARTICLE II

                                THE PARTNERSHIP

     2.1  Formation and Name

          2.1(a) The undersigned Partners do hereby create and establish a limited partnership under the name "DCR PACIFIC PCS LIMITED PARTNERSHIP" pursuant to the provisions of the Act and this Agreement.

          2.1(b) Upon execution hereof, the Partners agree to execute and file for record with the State of Nevada Secretary of State and in any other place which the law may prescribe, a Certificate of Limited Partnership along with such other documents, if any, as may be required in connection with the creation and establishment of this Partnership.

     2.2 General and Limited Partners. The names and addresses of the General Partner and the Limited Partners of the Partnership are set forth in Exhibit A attached hereto.

     2.3 Purpose. The purpose and business of the Partnership shall be, subject in all respects to the terms and provisions of this Agreement: (a) to be and at all times remain a "small business" and a "designated entity" as those terms are defined in applicable orders and regulations of the FCC; (b) to acquire at the FCC Auction and to own PCS Licenses for the Las Vegas basic trading area; (c) to own, develop, engineer, construct, build-out and operate the DCR PCS Network as an investment and for income producing purposes; (d) to form other partnerships or Persons to engage in other projects or in businesses ancillary to the business carried on by this Partnership; and (e) to carry on all activities required in connection with the Project and the DCR PCS Network or which are necessary, convenient, incidental or related to the foregoing.

     2.4 Principal Office and Place of Business. The principal office of the Partnership shall be 11910 Yellow Rush Pass, Columbia, Maryland 21044, and the principal place of business of the Partnership shall be 2550 M Street, N.W., Suite 200, Washington, D.C. 20037, or such other address as is designated with the Consent of the General Partner. The Partnership may have such additional offices as the General Partner deems advisable. The name and address of the agent for service of process on the Partnership is:

     The Corporation Trust Company of Nevada
     One East First Street
     Reno, NV 89501

Said agent for service of process is a natural person who is a resident of Nevada, a Nevada corporation or a foreign corporation authorized to do business in Nevada.

     2.5 Statutory Compliance. The Partnership shall exist under and be governed by, and this Agreement shall be construed in accordance with, the applicable laws of the State of Nevada, including the Act. The Partnership shall make all filings and disclosures required by, and otherwise shall comply with, all such laws. All real and personal property owned by the Partnership shall be deemed owned by the Partnership as an entity, and no Partner shall have any beneficial ownership interest in such property in its individual name or right.

                                  ARTICLE III

                         CONTRIBUTIONS BY THE PARTNERS

     3.1 Initial Capital Contribution. The initial Capital Contributions of each of the Partners is set forth on Exhibit A hereto. Contemporaneously with the signing of this Agreement, said initial Capital Contributions shall be paid, in cash, to the Partnership by the Partners in the respective amounts set forth opposite their names on Exhibit A hereto. The General Partner shall cause such Capital Contributions to be held in a depositary account which is in the name of the Partnership and shall not commingle such funds with those of any other entity. Notwithstanding the foregoing provision, the Partners agree that all or part of the Capital Contribution of the General Partner and of any Limited Partner that is an Affiliate of the General Partner will be deposited as part of the downpayment for PCS Licenses to be acquired at the FCC Auction.

     3.2  Additional Contributions

          3.2(a) Subject to the limitations set forth in Section 3.3, additional Capital Contributions to the Partnership, as and when the same have been determined by the General Partner, shall be made by the Partners in proportion to their then respective Interests. The Partnership shall give each Partner at least thirty (30) days Notice of any call for additional Capital Contributions.

          3.2(b) In the event a Partner fails to make a Capital Contribution as required by Section 3.1 or subsection 3.2(a) or is not obligated to make such Capital Contribution pursuant to Section 3.3, such Partner shall be deemed to be in default of this Agreement (hereinafter, for purposes of this Section 3.2, such Partner is referred to as the "Defaulting Partner"). Upon the occurrence of such default, either one or all of the non-defaulting Partners (the "Non-Defaulting Partners") shall have the right to cause a dilution of the Defaulting Partner's Partnership Interest in accordance with the terms and provisions of Subsection 3.2(c).

          3.2(c) In the event any one or more of the Non-Defaulting Partners elect to cause a dilution of the Defaulting Partner's Partnership Interest, those of the Non-Defaulting Partners so electing shall have the right to pay the amount of the defaulted additional Capital Contribution and elect to have the Partnership Interest of those of the Non-Defaulting Partners making such payment increased by the percentage of the non-contributing Partner's Interest that the amount of such defaulted additional Capital Contribution bears to the total sum of the Capital Contributions which such Defaulting Partner is then obligated to have contributed to the capital of the Partnership (including the initial and all additional Capital Contributions and including the Capital Contribution with respect to which the Defaulting Partner is in default). The Partnership Interest of the Defaulting Partner shall be correspondingly reduced, and the Defaulting Partner shall have no further obligation to the Non-Defaulting Partners with respect to said default.

     3.3 Limit. Notwithstanding the foregoing provisions, no Partner shall be obligated, but upon Notice by the Partnership shall have the option, to contribute to the Partnership any amounts in excess of its respective initial Capital Contribution as set forth in Exhibit A. The details of any call for additional Capital Contributions shall be set forth in the aforesaid Notice.
In the event that any Partner does not elect, after such Notice, to make an additional contribution, the Interest of said Partner shall be subject to dilution pursuant to Section 3.2 above.

     3.4 No Third-Party Rights. No provision in this Article III set forth shall be construed to be for the benefit of any third party including without limitation any creditor of the Partnership and no such third party or creditor shall be entitled to enforce any such provision.

     3.5 Loans by Partners. Any loans made to the Partnership by a General Partner or a Limited Partner shall not increase such Partner's respective Capital Account, but shall be repaid, together with interest, as a priority distribution, as provided in Article VI, or in accordance with such other terms as the Partnership and such Partner agree.

     3.6 Limitation on Withdrawal of Capital. Except as expressly provided in this Agreement, no Partner

          3.6(a) shall be required at any time to make any contribution to the Partnership,

          3.6(b) shall have the right to withdraw or receive any return on its Capital Contributions or claim to any Partnership capital prior to termination of the Partnership pursuant to Article X hereof,

          3.6(c) shall have any right to demand and receive property other than cash in return for its Capital Contributions, or

          3.6(d) shall be liable to any other Partner for the return of such Partner's Capital Contributions to the Partnership, or any portion thereof, it being expressly understood that such return shall be made solely from Partnership assets.

     3.7 Interest on Contributions. Capital Contributions (as opposed to loans) to the Partnership are not entitled to and shall not earn any interest.

     3.8  Auction Pricing.

          3.8(a) Contemporaneously with the signing of this Agreement, the Partners have agreed upon a maximum dollar amount per pop to be bid by the Partnership for PCS Licenses at the FCC Auction.

          3.8(b) If, notwithstanding the foregoing, the General Partner during the FCC Auction decides to cause the Partnership to pay a higher price per pop for any PCS License, said General Partner shall give Notice to the Limited Partners of its intent to do so with details appurtenant thereto and the amount of additional capital required from the Limited Partners as their respective pro rata shares of such increased price and said Limited Partners shall have the right, pro rata, in accordance with their respective Interests, exercisable in a Notice given by the Limited Partners to the General Partner within twenty-four (24) hours after the receipt of the first above-mentioned Notice or such longer time as the Partners may agree to either

               (i) pay to the Partnership the full amount of their additional Capital Contribution; or

               (ii) pay to the Partnership a portion (rounded up to the nearest $100,000) of said respective shares of such additional Capital Contribution; or

               (iii) pay no portion of the additional Capital Contribution, in which event the Limited Partners who have not made an additional Capital Contribution pursuant to this Section 3.8 (for purposes of this Section 3.8(b)(iii) and of Section 3.10, "Non-Contributing Limited Partner") shall have the option set forth in Section 3.10(a)(i) below and the General Partner shall have the option set forth in Section 3.10(a)(ii) below.

          3.8(c) In the event that any one or more of the Limited Partners exercises one of the options specified in Subsection 3.8(b)(ii) or (iii), the remaining Partners (the "Contributing Partners") shall have the right, but not the obligation, to contribute to the Partnership the amount which the Non-Contributing Limited Partner was to have contributed but elected not to contribute (the "Contribution Deficiency"), in which event the Interest of the Non-Contributing Limited Partner shall be reduced by that percentage of the Non-Contributing Limited Partner's Interest that the amount of such Contribution Deficiency bears to the total sum of the Capital Contributions which such Non-Contributing Limited Partner would be required to have contributed to the capital of the Partnership had the Non-Contributing Limited Partner exercised the option set forth in subsection 3.8(b)(i) (including the initial and all additional Capital Contributions). In such event, the Interest of the Contributing Partners shall be increased accordingly.

     3.9 Condition Precedent. In the event that the Partnership does not acquire the PCS Licenses required to own and operate the DCR PCS Network in the Las Vegas basic trading area, then, with respect to each Limited Partner, a sum equal to the aggregate amount of all Capital Contributions (i.e. the initial Capital Contribution and all additional Capital Contributions) paid by such Limited Partner to the Partnership, plus accrued interest thereon, less an amount equal to ten percent (10%) times the aggregate amount of all such Capital Contributions to cover costs attributable to preparation for and participation in the bidding for said PCS Licenses at the FCC Auction ("Pay Amount") shall be returned to such Limited Partner within thirty (30) days subsequent to the date on which said FCC Auction is concluded ("Post-Auction Period"). Upon the payment by the Partnership to any Limited Partner of the Pay Amount, said Limited Partner shall thereafter own no Interest in the Partnership.

     3.10 Options of Partners

          3.10(a) In the event described in Section 3.8(b)(iii),

               (i) each Non-Contributing Limited Partner shall have the option exercisable in a Notice given to the General Partner during the Post-Auction Period to put its Interest to the Partnership at a price equal to the Pay Amount, and

               (ii) The General Partner shall have the option exercisable in a Notice given to each Non-Contributing Limited Partner during the Post-Auction Period to purchase the Interest of said Non-Contributing Limited Partner at a price equal to the Pay Amount.

          3.10(b) In the event any Partner shall exercise its respective option as above set forth, the General Partner shall pay or cause a third-party to pay to the Non-Contributing Limited Partners the Pay Amount within sixty (60) days subsequent to the end of the Post-Auction Period and each Partner shall execute and deliver such documents and take such action as may be necessary or appropriate to transfer the Limited Partner's Interest to the General Partner or such other Person.

     3.11 Limitation of Liability. Notwithstanding any other provision of this Agreement, no Limited Partner shall in any event be required to make any contribution beyond its share of the amount provided in Sections 3.1, 3.2 and 3.3, nor shall any Limited Partner be liable for any Partnership liabilities, obligations, expenses or losses, or to pay any Partnership obligations whatsoever, except as expressly provided in this Agreement.

                                   ARTICLE IV

                                CAPITAL ACCOUNTS

     4.1 Maintenance of Capital Accounts. A separate Capital Account shall be maintained and adjusted for each Partner on the books and records of the Partnership in accordance with the Code and the Regulations.

          4.1(a) Increase. There shall be credited to each Partner's Capital Account such Partner's Capital Contribution, such Partner's distributive share of Profits, including any items in the nature of income or gain that are specially allocated to a Partner pursuant to Article V, and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner. Nonrecourse loans shall be allocated among the Partners in accordance with their respective Partnership Interests.

          4.1(b) Decrease. There shall be debited to each Partner's Capital Account the amount of cash and the Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, including any items in the nature of expenses or losses that are specially allocated to a Partner pursuant to
Article V, and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

     4.2 Transfers. In the event any Interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the transferor's Capital Account relates to the Partnership Interest so transferred.

     4.3 Revaluation. In the event the Values of Partnership assets are adjusted pursuant to the definition of the term Value, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment, and such adjustment shall be allocated to the Partners in accordance with Article V.

     4.4 Compliance. The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 704 of the Code and the Regulations thereunder and shall be interpreted and applied in a manner consistent therewith.


                                   ARTICLE V

                               PROFITS AND LOSSES

     5.1  Allocations of Gain, Loss, Etc.

          5.1(a)    Gains and Losses.  Except as otherwise provided in this
Article V, for tax years in which the Partnership has net Losses for federal income tax purposes, net taxable losses and other deductions shall be allocated pro rata among the Partners in accordance with their respective Partnership Interests. For tax years in which the Partnership has net Profits for federal income tax purposes, said Profits shall be allocated pro rata among the Partners in accordance with their respective Partnership Interests.

          5.1(b)    Qualified Income Offset.  In the event any Partner
unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to eliminate the deficit balances in their Adjusted Capital Accounts created or increased by such adjustments, allocations, or distributions as promptly as possible. Any special allocations of items of income or gain pursuant to this Section 5.1(b) shall be taken into account in computing subsequent allocations of Profits pursuant to this Article V, so that the net amount of any items so allocated and the Profits, Losses and all other items so allocated to each Partner pursuant to this Article V, to the extent possible, shall be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Article V if such unexpected adjustments, allocations or distributions had not occurred. The foregoing is intended to be a "qualified income offset provision" as described in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Regulation.

          5.1(c)    Tax Allocations: Code Section 704(c) . Subject to the
provisions of Section 5.3 hereof, in accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership, solely for tax purposes, shall be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Value (computed in accordance with Subsection 1.41 hereof). In the event the Value of any Partnership asset is adjusted pursuant to said subsection 1.41, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its gross asset Value in the same manner as under Code Section 704(c) and the Regulations. Any election or other decision relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purposes and intention of this Agreement. Allocations pursuant to this Section 5.1(c) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

          5.1(d)(1) Deficit Limited to Share of Minimum Gain. At no time shall allocations of Loss (or items thereof) be made to a Partner if such allocations would create or increase any deficit in the Partner's Adjusted Capital Account balance.

          5.1(d)(2) Partnership Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain for a taxable year of the Partnership, then there shall be allocated to each Partner items of income and gain for that year equal to that Partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Regulations Section 1.704-2(g)(2)), subject to the exceptions set forth in Regulations Section 1.704-2(f)(2), (3) and (5), provided that if the Partnership has any discretion as to an exception set forth pursuant to Regulations Section 1.704-2(f)(5), the General Partner may exercise such discretion on behalf of the Partnership. In the event that the application of this minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Partners, the General Partner shall request that the Commissioner of Internal Revenue waive the minimum gain chargeback requirement pursuant to Regulations Section 1.704-2(f)(4). The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section 1. 704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulation.

          5.1(d)(3) Partner Nonrecourse Debt Minimum Gain Chargeback. If, during a taxable year, there is a net decrease in Partner Nonrecourse Debt Minimum Gain, then, in addition to the amounts, if any, allocated pursuant to
Section 5.1(d)(2), any Partner with a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of the taxable year shall, subject to exceptions in Regulations Section 1.704-2(i)(4)), including the exceptions analogous to those in Regulations Section 1.704-2(f)(2), (3) and (5), (provided, that if the Partnership has any discretion as to the exception set forth pursuant to Regulations Section 1.704-2(f)(5) as made applicable by Regulations Section 1.704-2(i)(4), the General Partner may exercise such discretion on behalf of the Partnership), be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain. In the event that the application of the Partner Nonrecourse Debt Minimum Gain chargeback requirement would cause a distortion in the economic arrangement among the Partners, the General Partner shall request that the Commissioner of Internal Revenue waive the minimum gain chargeback requirement pursuant to Regulations Sections 1.704-2(f)(4) and 1.704-2(i)(4). The
foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Regulations Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

     5.2  Allocations of Gain, Loss, Etc. Upon a Capital Event.

          5.2(a) Notwithstanding the provisions of Section 5.1 above, any taxable gain or loss recognized on the sale or other disposition of all or substantially all of the Partnership assets shall be allocated among all of the Partners taking into account the impact on such Partners' Capital Accounts of distributions under Article VI as follows:

               (i) as to Profits: first among the Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have a zero balance; and then among the Partners in proportion to their Partnership Interests.

               (ii) as to Losses: first an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive Capital Account balances shall be allocated to such Partners in proportion to their positive Capital Account balances until such Capital Accounts shall have a zero balance; and then among all Partners in proportion to their Partnership Interests.

          5.2(b) Subsequent Distributions. For purposes of computing the sum of the negative Capital Accounts balances in connection with any allocation of Profits, if any assets (including cash) are held by the Partnership at the end of the Partnership taxable year and there is a reasonable expectation that such assets will be distributed to the Partners (other than pursuant to a distribution in liquidation under Article X hereof) prior to a corresponding increase in such Partner(s) Capital Accounts, such assets shall be treated as having been distributed to such Partners on the last day of such taxable year.

     5.3  Allocations Upon Assignment.  Except as otherwise provided in this
Article V, the Profits or Losses and other allocable items for any Partnership fiscal year in which a Partner owns all or a part of any Partnership Interest for less than the full fiscal year shall be allocated to such Partner in proportion to the number of days as a percentage of 365 that the Partnership Interest is effectively owned by such Partner during that year, according to the provisions of this Agreement, although the General Partner has discretion to determine such allocation under any other reasonable method permitted under
Section 706 of the Code.

     5.4 Tax Benefits and Burdens. The Partners acknowledge that, to the fullest extent permitted by law, the intent of the Partners is to obtain tax benefits and share tax burdens from their participation in the Partnership in proportion to their respective Partnership Interests, and the General Partner shall apply its best commercially reasonable efforts to give effect to this intent.

     5.5  Other Allocation Rules.

          5.5(a) Allocations Upon the Admission of Additional Partners. In the event additional Partners are admitted to the Partnership on different dates during any taxable year, the Profits (or Losses) allocated to the Partners for each such taxable year shall be allocated among the Partners in proportion to the Interest of each during such taxable year in accordance with Code Section 706, using any convention permitted by law and selected by the General Partner. In such event, subsequent allocations of Losses (or Profits) pursuant to this
Article V shall be allocated (i) first, so as to offset the Profits (or Losses) allocated for such taxable year or years and (ii) the balance, if any, to the Partners in proportion to their Partnership Interest.

          5.5(b) Items Not Specifically Dealt With. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss deduction, and any other allocations not otherwise provided for shall be allocated among the Partners according to their Partnership Interests.

          5.5(c) Allocations Within Periods. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner, using any permissible method under
Section 706 of the Code and the Regulations thereunder.

          5.5(d) Allocations Binding on Partners. The Partners are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Partnership income and loss for income tax purposes.

     5.6 Authority of General Partner to Vary Allocations to Preserve and Protect Partner's Interest.

          5.6(a) It is the intent of the Partners that each Partner's tax allocations of income, gain, loss deduction or credit (or any item thereof) shall be determined and allocated in accordance with this Article V to the fullest extent permitted by Section 704(b) of the Code and the Regulations. In order to preserve and protect the determinations and allocations provided for in this Article V, the General Partner is authorized and directed to allocate income, gain, loss, deduction or credit (or any item thereof) arising in any year differently than otherwise provided for in this Article V to the extent that allocating income, gain, loss, deduction or credit (or any item thereof) in the manner provided for in this Article V would cause the determinations and allocations of the Partner's tax allocations of income, gain, loss, deduction or credit (or any item thereof) not to be permitted by Section 704(b) of the Code and the Regulations. Any allocations made pursuant to this Section shall be deemed to be a complete substitution for any allocation otherwise provided for in this Article V, and no amendment of this Agreement or approval of any Partner shall be required.

          5.6(b)    In making any allocation under this Section (the "New
Allocation"), the General Partner is authorized to act only after having been advised by legal counsel to the Partnership that under Section 704(b) of the Code and the Regulations thereunder, (i) the New Allocation appears necessary, and (ii) the New Allocation appears to be the minimum modification of the allocations otherwise provided for in this Article V necessary in order to attempt to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) is determined and allocated in accordance with this Article V to the fullest extent permitted by Section 704(b) of the Code and the Regulations.

          5.6(c)    If the General Partner is required by this Section to make any New Allocation in a manner less favorable to the Partners than is otherwise provided for in this Article V, such General Partner is authorized and directed, insofar as advised by legal counsel to the Partnership that it is permitted by Section 704(b) of the Code, to allocate income, gain, loss, deduction or credit (or any item thereof) arising in later years in a manner so as to bring the allocations of income, gain, loss, deduction or credit (or item thereof) to the Partners as nearly as possible to the allocations thereof otherwise contemplated by this Article V.

          5.6(d)    New Allocations made under this Section in reliance upon
the advice of legal counsel to the Partnership shall be deemed to be made in compliance with the fiduciary obligation of such General Partner to the Partnership and Partners, and no such allocations shall give rise to any claim or cause of action by any other Partner.

                                   ARTICLE VI

                                 DISTRIBUTIONS

     6.1 Net Distributable Cash. So far as is practicable, and except as set forth in Article X, the General Partner shall determine the amount of Net Distributable Cash available for distribution, and shall distribute Net Distributable Cash on an annual basis in the following order of priority:

          6.1(a) To repay General Partner or Limited Partners loans (except for those loans which provide for repayment terms not based upon the Net Distributable Cash), with interest, pro rata, among the Partners which have made such loans, based upon the outstanding principal and interest balances thereof; and

          6.1(b) to the Partners in proportion to their respective Partnership Interests.

          All distributions in repayment of Partner loans shall be credited first to accrued but unpaid interest and then to principal.

                                  ARTICLE VII

              RIGHTS, DUTIES, POWERS AND COMPENSATION OF PARTNERS

     7.1  Duties of the General Partner.

          7.1(a) The General Partner shall manage and supervise the Project, the DCR PCS Network and the other business and affairs of the Partnership in accordance with and subject to the terms and conditions of this Agreement and the Act. The General Partner shall not be required to devote its full time and efforts to the Partnership, but only so much of its time and efforts as reasonably is necessary to carry out its duties.

          7.1(b) None of the Limited Partners (other than a Limited Partner that is an Affiliate of the General Partner) nor any of their Affiliates may engage for its or their own account or for the account of others in any business activities or ventures, which compete, directly or indirectly, with the business of the Partnership or which involve, directly or indirectly, personal communication services (PCS), without the Consent of the General Partner, which Consent may be denied in the sole and absolute discretion of such General Partner.

          7.1(c) The General Partner shall report regularly to the Limited Partners (and, in no event, less than quarter-annually) with respect to the affairs of the Partnership. The General Partner shall furnish to the Limited Partners, upon request, access to or copies of any correspondence, reports, analyses, appraisals, feasibility studies, development plans and memoranda received or sent by the Partnership.

     7.2 Powers of the General Partners. In addition to the powers now or hereafter granted the general partners of a limited partnership under the Act or which are granted the General Partner under any other provisions of this Agreement, but in all cases subject to the provisions of Section 7.7(a) and any other provision of this Agreement relating to the rights of the Limited Partners, the General Partner shall have the sole power and authority to manage, control, administer and operate the business and affairs of the Partnership for the purposes herein stated, to make all decisions affecting such business and affairs, to adopt such accounting rules and procedures as it deems appropriate in the conduct of the business and affairs of the Partnership, including without limitation (whether similar or dissimilar) for Partnership purposes, the power:

          7.2(a)    to submit applications to the FCC and to submit bids at the
FCC Auction;

          7.2(b)    to acquire by purchase, lease or otherwise, any real or
personal property, tangible or intangible, which may be necessary or appropriate to the accomplishment of the purposes of the Partnership, and to acquire PCS licenses;

          7.2(c)    to sign such documents and to take such action as may be
necessary or appropriate to complete the Project and to own and operate the DCR PCS Network according to the time schedule to be established therefor;

          7.2(d)    to own, develop, engineer, construct, build-out and operate the DCR PCS Network;

          7.2(e)    to sell, dispose, trade or exchange all or any portion of
the assets of the Partnership in furtherance of the Partnership's business upon such terms and conditions and for such consideration as the General Partner deems appropriate;

          7.2(f)    to enter in good faith into agreements and contracts with
Persons and to give receipts, releases and discharges with respect to the Partnership's business and to attend to, manage and follow-up on any matters incident thereto as the General Partner deems advisable or appropriate;

          7.2(g)    to purchase, at the reasonable expense of the Partnership, liability and other insurance to protect the Partnership's properties and business;

          7.2(h)    to borrow money for and on behalf of the Partnership to
cover the costs, expenses and capital expenditures of the Partnership for any Partnership purposes, and as security therefor to mortgage or grant deeds of trust on all or any part of the assets owned by the Partnership, real, personal or mixed and in connection therewith to execute for and on behalf of the Partnership such loan agreements, notes, mortgages, deeds of trust, security agreements, financing statements, assignments, pledges, certificates and other documents (collectively "Loan Documents") as may be required or appropriate in connection therewith;

          7.2(i)    to prepay in whole or in part, refinance, amend, modify or extend any mortgages or deeds of trust which may affect any of the assets owned by the Partnership and in connection therewith to execute for and on behalf of the Partnership any amendments to Loan Documents including, without limitation, any extensions, renewals or modifications of such mortgages or deeds of trust on any such assets in lieu of then existing mortgages or deeds of trust;

          7.2(j)    to cause the Partnership to make or revoke any of the
elections referred to in Section 754 of the Code;

          7.2(k)    to place record title to, or the right to use, Partnership assets in the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Partnership;

          7.2(l)    to require in any or all Partnership contracts that the
Partners may have limited or no personal liability thereon but that the Person or entity contracting with the Partnership may be required to look solely, or only in part, to the Partnership and its assets for satisfaction;

          7.2(m)    except as otherwise provided in this Agreement, but subject to the provisions of all applicable laws, to have all the rights and power and to be subject to all the restrictions and liabilities of a general partner in a partnership with limited partners;

          7.2(n)    to execute any and all other instruments and documents
which may be necessary or in the reasonable opinion of the General Partner desirable to carry out the intent and purposes hereof, including, but not limited to, documents whose operation and effect extend beyond the term of the Partnership;

          7.2(o)    to make any and all reasonable expenditures which the
General Partner, in its sole and absolute discretion, deems necessary or appropriate in connection with the management of the affairs of the Partnership and the carrying out of its obligations and responsibilities under this Agreement, including, without limitation, all legal, accounting and other related expenses incurred in connection with the organization, financing and operation of the Partnership;

          7.2(p)    to enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership, so long as such activities and contracts may be lawfully carried on or performed by a limited partnership under the laws of the State of Nevada;

          7.2(q)    to invest and reinvest Partnership reserves in short-term
instruments or money market funds;

          7.2(r)    to confess a judgment against the Partnership;

          7.2(s)    to submit a Partnership claim or liability to arbitration
or reference; and

          7.2(t)    to enter into services or other agreements with any Person or the General Partner or any Limited Partner or any Affiliate of the General Partner or of a Limited Partner on commercially competitive terms and conditions.

     7.3 Compensation of General Partners; Expense Reimbursement. The General Partner shall be entitled to reasonable compensation for its management and other services rendered to the Partnership and to reimbursement of reasonable expenses incurred in carrying out its obligations hereunder.

     7.4  Liability and Indemnification of the General Partner.

          7.4(a)    Neither the General Partner nor any Affiliate of the
General Partner nor any officer, director, employee, partner, agent or advisor of the General Partner or any Affiliate of the General Partner shall be personally liable to the Partnership or to any Partner for loss or damage caused by any act or omission in such capacity, except for losses or damages adjudicated to have been caused by such party's fraudulent, willful or wanton misconduct, material breach of this Agreement or gross negligence. The Partnership shall indemnify (only to the extent of Partnership assets without recourse to any Partner) any Person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or on behalf of the Partnership), which action, suit or proceeding arises out of or relates to any claim, issue or matter involving or affecting the Partnership, by reason of the fact that such Person is or was the General Partner, an Affiliate of the General Partner or an officer, director, employee, partner, agent or advisor of the General Partner or an Affiliate of the General Partner, or is or was serving at the request of the Partnership as an officer, director, employee, agent or advisor of another partnership, corporation, joint venture, trust or other enterprise, against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person in connection with such action, suit or proceeding, so long as such Person acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, except that no indemnification shall be made in respect of any claim, issue or matter as to which a Person has been adjudged to be liable for fraudulent, willful or wanton misconduct, material breach of this Agreement or gross negligence, or with respect to any criminal action or proceeding unless, in the latter case, only if such Person had no reasonable good faith cause to believe its conduct was unlawful. The determination of any action, suit or proceeding by judgment, order, settlement or conviction, or a plea of no contest or its equivalent shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Partnership, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person's conduct was unlawful.

          7.4(b)    To the extent that the General Partner, an Affiliate of the
General Partner or an officer, director, employee, partner, agent or advisor of the General Partner or an Affiliate of the General Partner has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsection 7.4(a), or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses, including reasonable attorneys' fees, actually and reasonably incurred by such Person in connection therewith.

          7.4(c)    Expenses, including reasonable attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Partnership in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking reasonably satisfactory to the Partnership by or on behalf of the General Partner, an Affiliate of the General Partner, or an officer, director, employee, partner, agent or advisor of the General Partner or an Affiliate of the General Partner, to repay the amount thereof unless it shall be determined ultimately that such Person is entitled to be indemnified by the Partnership as authorized in this Section 7.4.

          7.4(d) The indemnification provided by this Section 7.4 shall not be deemed exclusive of any other rights to which an indemnified party may be entitled under any agreement, by vote of Partners or otherwise, both as to action in such Person's official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be the General Partner, an Affiliate of the General Partner or an officer, director, employee, partner, agent or advisor of the General Partner or an Affiliate of the General Partner and shall inure to the benefit of the heirs, executors, administrators, assigns and successors of any such Person.

          7.4(e) The Partnership may maintain insurance on behalf of any Person who is or was the General Partner, who is or was an Affiliate of the General Partner or an officer, director, employee, partner, agent or advisor of the General Partner or an Affiliate or who is or was serving at the request of the Partnership or an Affiliate of the Partnership as an officer, director, employee, agent or advisor of another partnership, corporation, joint venture, trust or other enterprise against any insurable liability asserted against and incurred by such Person in any such capacity or arising out of such Person's status as such, whether or not the Partnership would have the power to indemnify such Person against such liability under this Section 7.4.

     7.5 Prohibition of Management by Limited Partners. Except as specifically provided otherwise in Section 7.7 of this Agreement, the Limited Partners (except for any Limited Partner which is an Affiliate of the General Partner) shall have no right to, and shall not take any part in the management of the Partnership and shall have no right or authority to act on behalf of or to bind the Partnership.

     7.6 Liability of Limited Partners. So long as a Limited Partner is not a General Partner and does not take part in the control of the Partnership's business within the meaning of the Partnership Act, the liability of a Limited Partner for the obligations or losses of the Partnership shall in no event exceed such Limited Partner's Capital Contributions to the Partnership. Notwithstanding the foregoing, if a Limited Partner has received the return of all or any part of such Limited Partner's Capital Contribution, such Partner is liable to the Partnership for the return of the contribution so received, but only to the extent necessary to discharge the Partnership's liabilities to creditors whose claims arose before such return, provided that for the purposes hereof, no General Partner or Affiliate shall be deemed a creditor of the Partnership.

     7.7  Rights of Limited Partners.

          7.7(a)    Anything in this Agreement to the contrary notwithstanding and only to the extent not prohibited by applicable law, the following enumerated items shall require the Consent of the Limited Partners:

               (i)  the Sale of the Business (as defined in Section 9.6 below);

               (ii) doing any act in contravention of this Agreement;

               (iii) possessing Partnership property, or assigning rights in specific Partnership property, for other than a Partnership purpose;

               (iv) except as provided in this Agreement, admitting additional partners to the Partnership; or

               (v) borrowing money from any source, except in furtherance of Partnership purposes including, without limitation, for normal operations of the Partnership or for the DCR PCS Network and for capital expenditures required for the Project or for the DCR PCS Network.

     For the purpose of this Subsection 7.7(a), Consent, if not denied by Limited Partners who hold a majority of the Partnership Interests then owned by Limited Partners within ten (10) business days after receipt by the Limited Partners of Notice thereof from the General Partner, shall be deemed given.

          7.7(b)    Any Limited Partner shall have the right, for any proper
purpose, to call a meeting of the Partnership, to examine and copy during regular business hours and upon not less than five (5) business days Notice at the principal office of the Partnership the Partnership's books and records, and to obtain from the General Partner a list showing the Partnership's records of the names, addresses and the Partnership Interests of the Partners. The General Partner shall deliver a copy of the Agreement and/or Certificate of Limited Partnership or any amendment thereto to any Limited Partner upon written request made by such Limited Partner to the General Partner.

     7.8  Duties and Obligations of the General Partner.

          7.8(a)    The General Partner shall initiate and prosecute
diligently, as it, in its reasonable business judgment determines, the Project and the operation and maintenance of the DCR PCS Network.

          7.8(b)    The General Partner shall be under a fiduciary duty to
conduct the affairs of the Partnership in the best interests of the Partnership, including the safekeeping and use of all Partnership funds and assets for the benefit of the Partnership. The General Partner at all times shall act in good faith and exercise commercially reasonable due diligence in all activities relating to the conduct of the business of the Partnership. The General Partner shall take such actions as are necessary or appropriate to protect the interests of the Limited Partners.

                                  ARTICLE VIII

                           PARTNERSHIP ADMINISTRATION

     8.1  Voting and Decisions by Partners and the Partnership.

          Except as otherwise expressly set forth in Section 7.7 hereof, Partnership decisions and acts shall be made or performed by the General Partner.

     8.2 Amendments. The General Partner, without seeking the Consent of the Limited Partners, shall have authority to amend this Agreement to make such ministerial or technical changes which the General Partner determines are necessary or desirable in order to achieve the intent of the Partners in entering into this Agreement, including without limitation, to clarify ambiguities, to correct inconsistencies, to insert unintentional omissions, to attempt to ensure compliance with applicable tax, partnership and securities laws, and to make any other changes which do not alter the rights or obligations of the Limited Partners in a manner which would materially disadvantage said Limited Partners. Such changes may only be made by the General Partner after specific consultation with legal counsel on each such matter, and prompt Notice of any such change shall be given to the Limited Partner.

                                   ARTICLE IX

                            ASSIGNMENT OF INTERESTS

     9.1 Transfer of the General Partner's Interests. Except as provided below, no General Partner may withdraw as a General Partner of the Partnership nor transfer, assign or Encumber all or any part of such General Partner's Interest to or for the benefit of any Person without the Consent of all other Partners. Notwithstanding the foregoing, the General Partner shall have the right without the Consent of the Limited Partners to transfer or assign in whole or in part its Interest to an Affiliate and to cause such Affiliate to be admitted to the Partnership as an additional General Partner, in the case of a partial transfer or assignment, or substitute General Partner, in the case of a whole transfer or assignment of such Interest. Notwithstanding the foregoing, the General Partner may Encumber its Interest or its right to receive distributions or proceeds from the Partnership in accordance with the provisions of Section 9.4 below.

     9.2 Transfer of a Limited Partner's Interest. No Limited Partner may transfer, assign or Encumber all or any part of such Limited Partner's Interest without the Consent of the General Partner which Consent may be granted or denied in such General Partner's sole and absolute discretion. Notwithstanding the foregoing, each Limited Partner shall Encumber its Interest or its right to receive distributions or proceeds from the Partnership in accordance with the provisions of Section 9.4 below.

     9.3 Substituted Limited Partner. An assignee of an interest of a Limited Partner shall become a substituted Limited Partner if, and only if:

          9.3(a) the Consent of the General Partner has been obtained;

          9.3(b) the assignor gives the assignee such right in the instrument of assignment;

          9.3(c) the assignor delivers an opinion of counsel satisfactory to the General Partner that such transfer does not require registration under applicable federal and state securities laws; and

          9.3(d) all costs, including reasonable attorney's fees incurred in connection with the assignment, have been paid.

     Absent such substitution, an assignor of a Limited Partner's Interest in the Partnership shall continue to be a Limited Partner with all of the rights and obligations thereof, except for entitlement to any Partnership distributions or allocations attributable to such Interests. Notwithstanding the foregoing, any Limited Partner which is an Affiliate of the General Partner shall have the right, without the Consent of the General Partner or the other Limited Partners, to transfer or assign its Interest in whole or in part to any other Affiliate of the General Partner and to cause such Affiliate to be admitted to the Partnership as an additional or substitute Limited Partner or as an additional General Partner.

     9.4 Encumbrance of a Partner's Interest. Without limiting the generality of the foregoing provisions of this Article IX, no Partner shall Encumber such Partner's Interest nor make any assignment (including collateral assignments) of its rights to receive distributions or proceeds from the Partnership, except as hereinafter provided in this Article IX. Each Partner agrees to allow such Partner's Interest to be Encumbered to the extent deemed reasonably necessary or appropriate by the General Partner in order to secure indebtedness of the Partnership incurred for Partnership purposes. Each Limited Partner hereby appoints the General Partner such Limited Partner's true and lawful attorney-in-fact, coupled with an interest, to execute on behalf of such Limited Partner such financing instruments and other documents including assignments and collateral assignments of such Limited Partner's Interest or such Limited Partner's right to receive distributions or proceeds from the Partnership as the General Partner deems necessary or advisable in connection with such financing. Notwithstanding the foregoing, the General Partner and each Limited Partner which is an Affiliate of the General Partner shall have the right to Encumber its respective Interest for reasons other than Partnership purposes, including without limitation by reason of enumeration, to secure indebtedness of DCR or of any DCR Affiliate in connection with the financing of other PCS networks in which DCR or any such Affiliate has an interest.

     9.5 Withdrawal of Limited Partner. Except as provided in this Article IX, no Limited Partner may withdraw from the Partnership without the Consent of the General Partner. In the event of death, incompetency, dissolution or bankruptcy of a Limited Partner,

          9.5(a) the Partnership shall not be dissolved, and

          9.5(b) such Limited Partner's successors, assigns and personal representatives shall have all the rights of such Limited Partner for the purpose of settling or managing its estate or property, but shall not be entitled to vote on any matter affecting the Partnership, and, unless admitted as a substitute Limited Partner pursuant to' Section 9.3, shall be a mere assignee with respect to such rights.

     9.6 Transfers in Connection with the Sale of the Business. The Partners acknowledge and agree that, with respect to the sale or exchange of all or substantially all of the operating assets of the Partnership, other than a Networks Sale as defined in Section 14.1 below (a "Sale of the Business"), it may be advantageous for the Partnership and the Partners to sell or assign all or substantially all of the Partnership Interests rather than to effect a direct conveyance of the assets. In the event there is to be a Sale of the Business as provided under the terms of this Agreement, and in the event the General Partner determines that it is in the best interest of the Partnership and the Partners to sell or assign all of their respective Partnership Interests in lieu of providing a direct conveyance of assets, each of the Partners hereby agrees to sell or assign their respective Partnership Interests in such transaction. In such event, the net proceeds (after reduction for any expenses of sale) shall be distributed and allocated among the Partners in accordance with Section 10.3, as if the Partnership had sold the assets directly. Each Limited Partner hereby appoints the General Partner such Limited Partner's true and lawful attorney-in-fact, coupled with an interest, to execute on behalf of such Limited Partner any and all documents as the General Partner deems necessary or advisable in connection with such Sale of the Business.

                                   ARTICLE X

                           DISSOLUTION AND WINDING UP

     10.1 Term. The Partnership shall continue in effect until 12:00 midnight, December 31, 2050 unless sooner dissolved and liquidated in accordance with the provisions hereof. All provisions of this Agreement relative to dissolution and liquidation shall be cumulative and the exercise or use of one of the provisions hereof shall not preclude the exercise or use of any other provision.

     10.2 Dissolution. The Partnership shall be dissolved upon the happening of any of the following:

          10.2(a) The affirmative vote by all Partners to dissolve the Partnership;

          10.2(b) The sale of all or substantially all of the Partnership's tangible assets and receipt of all net proceeds from such sale, unless the Partners unanimously decide to continue the Partnership;

          10.2(c) Following the death, dissolution or other disqualification of a General Partner under Section 10.5, if any remaining General Partner(s) fail(s) to elect, within ninety (90) days after such disqualifying event, to continue the business of the Partnership, subject to the right of the Limited Partners to continue the business of the Limited Partnership as provided in
Section 10.6;

          10.2(d) Upon the occurrence of any event specified in the Act as resulting in the dissolution of the Partnership; or

          10.2(e) In any event, at 12:00 midnight, December 31, 2050.

     10.3 Winding Up and Liquidation.  Subject to the provisions, of Section
10.4 hereof, upon a dissolution of the Partnership, the remaining General Partner(s), or if none, the remaining Limited Partners, shall liquidate the Partnership's assets, and shall do so as promptly as is consistent with obtaining fair value for such assets, and shall apply and distribute the net proceeds thereof, any previously set-aside reserves and any unliquidated property (at fair market value) in the following order of priority:

          10.3(a)   First, toward all Partnership obligations, including loans by Partners, except as otherwise provided in this Agreement, and any reserves for contingent obligations or liabilities as the General Partner (or, if none, a majority in interest of the Limited Partners) deems necessary;

          10.3(b)   Second, to the Partners, in proportion to their positive
Capital Account balances, determined after all allocations pursuant to Article V hereof and all prior distributions pursuant to Article VI hereof. All distributions of Net Distributable Cash shall cease following any event calling for dissolution under Section 10.1 or any sale of all or substantially all of the Partnership's tangible assets.

     10.4 Compliance With Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, (a) distributions shall be made pursuant to this
Article X (if such liquidation constitutes a dissolution of the Partnership) or
Article VI hereof (if it does not) to the General and Limited Partners in accordance with this Agreement. Distributions pursuant to the preceding sentence may be made to a trust established for the benefit of the General and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner(s) arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General and Limited Partners from time to time, in the reasonable discretion of the General Partner(s), in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement, provided, however, that such trust may be created only if the Partnership has received an opinion from counsel which is recognized as having expertise in the area of federal income taxation that such trust will not be classified as an association which will be taxed as a corporation for federal income tax purposes.

     10.5 Death, Dissolution or Other Disqualification of a General Partner. A General Partner shall cease to be a general partner of the Partnership upon the happening of any of the following events:

          10.5(a)   The death, insanity or adjudication of incompetence of such
General Partner (in the case of a natural person);

          10.5(b)   the dissolution or termination of such General Partner for state law purposes (in the case of a corporation, trust, partnership or other business entity);

          10.5(c)   the withdrawal of such General Partner with the Consent of all the Limited Partners;

          10.5(d)   an assignment by such General Partner for the benefit of
creditors;

          10.5(e)   the filing of a voluntary petition in bankruptcy by such
General Partner;

          10.5(f)   the filing by such General Partner of a petition seeking
any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal or state bankruptcy or insolvency laws;

          10.5(g)   the filing of an answer or other pleading by such General
Partner admitting or failing to contest the material allegations of a petition filed against such General Partner under paragraph (f);

          10.5(h)   the consent or acquiescence by such General Partner to or
in the appointment of a trustee, receiver, or liquidator for such General Partner or of all or any substantial part of such General Partner's property;

          10.5(i)   the institution of any proceeding against such General
Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal or state bankruptcy laws, which proceeding has not been dismissed within ninety (90) days after the commencement thereof;

          10.5(j)   the appointment, without such General Partner's consent or acquiescence, of a trustee, receiver, or liquidator of such General Partner or of all or any substantial part of such General Partner's property unless the appointment is vacated or stayed within ninety (90) days; or

          10.5(k)   an appointment for such General Partner which is stayed
under the preceding paragraph and which is not vacated within ninety (90) days after the expiration of the stay.

          The Partnership Interest of a General Partner who ceases to be a General Partner automatically shall convert into that of a Limited Partner and (whether or not the Partnership dissolves or is terminated) shall represent an identical interest in the Partnership's taxable income or loss, allocation and distributions as such Interest had as a General Partnership Interest, and this Agreement shall be amended accordingly to reflect the happening of any such disqualifying event. If such General Partner is the last remaining General Partner, the Partnership shall be dissolved, wound up and liquidated in accordance with the provisions of Section 10.3, unless the Limited Partners elect to continue the Partnership pursuant to Section 10.6.

     10.6 Successor Partnership. If the Partnership would otherwise be dissolved as provided in Section 10.2(c) , all Partners other than the disqualified General Partner may determine, within ninety (90) days of the event giving rise to dissolution, to continue the business of the Partnership and elect one or more new General Partners, if necessary. Unless otherwise agreed by such remaining Partners, this Agreement, as it may from time to time be amended, shall constitute the limited partnership agreement of such new partnership.

                                   ARTICLE XI

                           BOOKS, REPORTS, ACCOUNTING
                               AND TAX DECISIONS

     11.1 Books and Records. The General Partner shall maintain or cause to be maintained at the Partnership's principal office complete and accurate books and records with respect to all Partnership transactions, which books and records shall be kept in accordance with generally accepted accounting principles. At a minimum, the following books and records shall be kept at the principal office of the Partnership:

          11.1(a)   a current list of the full name and last-known business
address of each Partner;

          11.1(b)   a copy of this Agreement and the Certificate of Limited
Partnership and all amendments, together with executed copies of any powers of attorney pursuant to which any document has been executed;

          11.1(c)   copies of the Partnership's federal, state and local income tax returns and reports for the three (3) most recent years; and

          11.1(d)   copies of any effective written Partnership agreements and of all financial statements of the Partnership for the three (3) most recent years.

     11.2 Fiscal Year and Method of Accounting. The Partnership's fiscal year for both tax and financial reporting purposes shall be the calendar year. The method of accounting for both tax and financial reporting purposes will be the accrual basis method, unless the General Partner determines, upon at least sixty (60) days prior written notice to all Partners, that there would be a significant advantage to the Partnership if a different method or methods were followed or another method is required by law. Where significant deviations exist between the two methods, such deviations shall be fully explained in the financial statements.

     11.3 Reports.  In addition to complying with the requirements of Section
7.1 of this Agreement, the General Partner shall prepare, or cause to be prepared, and shall send to all Partners, within thirty (30) days after the end of each fiscal quarter, unaudited statements of Partnership gross receipts and operating expenses for such quarter. The General Partner shall send, by June 30 of each year, to each Person who was a Partner during that fiscal year, tax information necessary for the preparation of such party's federal, state and other required tax returns. The General Partner shall employ, at the Partnership's expense, independent certified public accountants for the purpose of compiling the Partnership's annual financial statements. Such statements, at a minimum, shall include a balance sheet, related statements of income and loss, Partners' equity, changes in financial position and cash flow statement and such supplemental financial information as is deemed desirable by the General Partner. A copy of the annual financial statements shall be sent to each Partner within 120 days after the end of each fiscal year. The Partnership's income tax return shall be prepared annually by an independent certified public accountant.

     11.4 Tax Elections. The General Partner shall have the sole and absolute discretion and authority to make or revoke any elections on behalf of the Partnership for tax purposes, including but not limited to the elections referred to in Sections 734, 743, and 754 of the Code or any successor provisions. Each of the Partners, upon request of a General Partner, shall supply such information as reasonably may be necessary to properly give effect to any such election.

     11.5 Tax Matters Partner.

          11.5(a)   The General Partner hereby is designated the tax matters
partner of the Partnership (the "Tax Matters Partner"), as provided in the Regulations issued pursuant to Section 6231 of the Code, and is authorized to perform such duties as are required or appropriate in the capacity of Tax Matters Partner. Each

Partner, by the execution of this Agreement, consents to such designation of the Tax Matters Partner, and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

          11.5(b)   The Tax Matters Partner shall not settle any audit of the
Partnership or file any tax consent proceeding on behalf of the Partnership without the Consent of a majority in Interest of the Partners.


                                  ARTICLE XII

                       CONTRACTS WITH PARTNERS/AFFILIATES

     12.1 Management Agreement. The Partnership shall enter into a Management Agreement (to be attached to this Agreement as Exhibit B) with DCR or with an Affiliate of DCR to provide for, inter alia, the coordination and control of all matters relating to the Partnership's participation in the FCC Auction; the management of the Project; the dealing with equipment, services and other vendors; the provision or controlling the providing of marketing, billing, customers service, fraud management, cash management, financial management and related services and the general management of the Partnership's business. The Management Agreement shall comply with all applicable rules, regulations and policies of the FCC.

     12.2 Services Agreement. The Partnership may enter into a services agreement with any Limited Partner or with any Affiliate of any Limited Partner for, inter alia, the rendering of certain build-out, marketing and site location services as well as assistance to the Partnership in establishing strategic alliances in the Las Vegas area, all in furtherance of the purposes of the Partnership. The foregoing services agreement shall comply with all applicable rules, regulations and policies of the FCC.

     12.3 Compensation. All compensation paid to and the provision of any agreement with any Partner or DCR or of any Affiliate of any Partner or of DCR shall be on commercially competitive terms and conditions.

                                  ARTICLE XIII

                                CONVERSION RIGHT

     13.1 IPO. In the event that the General Partner intends to undertake an initial public offering ("IPO") of its stock, each Limited Partner shall have the option, exercisable pursuant to the terms and conditions in this Article XIII set forth, to convert its respective Interest into the shares of stock which are intended to be covered by the IPO ("DCR Shares").

          13.1.1 The General Partner shall give Notice ("First Notice") of said intention to the Limited Partners within a period of at least ninety (90) days prior to the target date of the intended IPO. Said First Notice shall be accompanied by (a) an appraisal ("DCR Appraisal") by a nationally recognized appraiser of partnership business interests or by any of the "Big Six" nationally recognized certified public accounting firms ("Appraiser") of the net value of the Partnership determined on a cash-flow basis and, based on said net value, of the net value of each Limited Partner's Interest, and (b) a description of the procedures and other information and instructions applicable to the conversion of Partnership Interests into DCR shares (collectively, "Conversion Procedures"). The aforesaid DCR appraisal shall be made as of the last day of the most recently ended fiscal year of the Partnership ("Appraisal Year End").

          13.1.2 Within thirty (30) days after the date of receipt of the First Notice, the Limited Partners shall give Notice ("Second Notice") to the General Partner indicating (a) whether or not said Limited Partners intend to exercise their options to convert their Interests into DCR Shares, and (b) if said Limited Partners do intend to so exercise their option, whether or not said Limited Partners accept the valuation of their Interests as set forth in the DCR Appraisal.

          13.1.3 In the event that the Limited Partners desire to exercise their option to convert but do not accept the valuation of their Interests as set forth in the DCR Appraisal, said Limited Partners may procure, at their cost, their own appraisal as of the Appraisal Year End ("LP Appraisal") of their Interests as determined by their Appraiser, in which event said LP Appraisal shall be delivered in a Notice ("Third Notice") by the Limited Partners to the General Partner within thirty (30) days subsequent to the date of receipt by the General Partner of the Second Notice.

          13.1.4 Within the thirty (30) days subsequent to the receipt by the General Partner of the LP Appraisal and Third Notice, the General Partner and the Limited Partners shall negotiate in good faith a compromise valuation of the Limited Partners' Interests taking into consideration the analysis and valuation set forth in the DCR Appraisal and the LP Appraisal, respectively.
In the event that said Partners cannot agree amicably on such valuation of the Limited Partners' Interests, the dispute shall be resolved definitively and in a manner binding upon the General Partner and the Limited Partners by an Appraiser selected jointly by the respective Appraisers which made the DCR Appraisal and the LP Appraisal. The expenses and costs of said third Appraiser shall be paid by the Partnership.

          13.1.5 In the event that the respective Appraisers for the General Partner and the Limited Partners cannot agree upon a third Appraiser, the matter of valuation of the Partnership and of the Limited Partners' Interests, as of the Appraisal Year End, shall be submitted to binding arbitration under the Rules of the American Arbitration Association. The award in such arbitration shall be final and enforceable in any court of competent jurisdiction. All costs and expenses of the American Arbitration Association and of the arbitrator(s) shall be paid by the party whose Appraisal valuation is farthest from the valuation determined as a result of the aforesaid arbitration.

          13.1.6 Upon the valuation of the Partnership and of the Limited Partners' Interests having been finally determined as in this Article XIII set forth, the conversion of the Limited Partners' Interests shall proceed in accordance with the Conversion Procedures.

          13.1.7 Notwithstanding any other provision in this Article XIII to the contrary, if the IPO undertaken by the General Partner shall be, in whole or in part, an underwritten public offering, any exercise by the Limited Partners of their option to convert their Interests to DCR Shares shall be subject to the approval of the managing underwriter (or the General Partner if there is no such managing underwriter), and the number of DCR Shares available for issuance upon conversion by a Limited Partner may be reduced if and to the extent that the managing underwriter (or the General Partner if there is no such managing underwriter) shall be of the opinion that such conversion could adversely affect the marketing of the securities to be sold by the General Partner. Any such reduction shall be pro rata among the Limited Partners requesting to exercise their conversion rights in accordance with their respective Partnership Interests.

     13.2 Agreed Valuation.  Notwithstanding any other provision in this
Article XIII, the General Partner and the Limited Partners may agree upon the valuation of the Limited Partners' Interests without the need for any, or any further, Appraisals, as the case may be.

                                  ARTICLE XIV

                              SALE OF DCR NETWORKS

     14.1 Buy-Out. In the event that DCR intends to sell all of the PCS networks, or most of such PCS networks, owned or controlled by DCR, including the DCR PCS Network owned by the Partnership ("Network Sale"), the General Partner shall have the right to buy-out the Interests of the Limited Partners pursuant to the terms and conditions of this Article XIV.

          14.1.1 The General Partner shall give Notice ("First Network Notice") of said intention to the Limited Partners within a period of at least ninety (90) days prior to the target date of the intended Networks Sale. Said First Notice shall be accompanied by (a) an appraisal ("DCR Network Appraisal") by an Appraiser as of the Appraisal Year End (as those terms are defined in Subsection 13.1.1 above) of the net value of the Partnership determined on a cash-flow basis and, based on said value, of the net value of each Limited Partner's Interest, and (b) a description of the procedures and other information and instructions applicable to the buy-out of the Limited Partners' Interests ("Buy-Out Instructions").

          14.1.2 Within thirty (30) days after the date of receipt of the First Network Notice, the Limited Partners shall give Notice ("Second Network Notice") to the General Partner indicating whether or not said Limited Partners accept the valuation of their Interests as set forth in the DCR Network Appraisal.

          14.1.3 In the event that the Limited Partners decide not to accept the DCR Network Appraisal, the provisions of Sections 13.1.3, 13.1.4 and 13.1.5 and 13.2 shall be applied, to the extent necessary, to determine the valuation of the Interests of the Limited Partners.

          14.1.4 Upon the valuation of the Partnership and of the Limited Partners' Interests having been finally determined as in this Article XIV set forth, the buy-out of the Limited Partners' Interests shall proceed in accordance with the Buy-Out Instructions.

                                   ARTICLE XV

                                 MISCELLANEOUS

     15.1 Bank Accounts. Partnership funds shall be deposited in the name of the Partnership in accounts designated by the General Partner, and withdrawals shall be made only by Persons duly authorized by the General Partner.

     15.2 Waiver of Partition. The Partners hereby agree that no Partner, nor any successor in interest of any Partner, shall have the right, while this Agreement remains in effect, to have the Property or any other Partnership property partitioned, or to file a complaint or institute any proceeding at law or in equity to have such Property or other property partitioned, and all Partners, on behalf of themselves and their heirs, successors and assigns, hereby waive any such right.

     15.3 Choice of Law and Severability. This Agreement shall be construed in accordance with the laws of the State of Nevada. If any provision of this Agreement shall be contrary to the laws of the State of Nevada or any other applicable law, at the present time or in the future, such provision only shall be deemed null and void, but such nullity shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect. This Agreement shall be deemed to be modified and amended so as to be in compliance with all applicable laws and this Agreement shall then be construed in such a way as will best serve the intention of the parties at the time of the execution of this Agreement.

     15.4 Captions, Gender and Number. The captions in this Agreement are inserted only as a matter of convenience and in no way affect the terms or intent of any provision of this Agreement. All defined phrases, pronouns and other variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the context or the actual identity of the organization, person or persons may require.

     15.5 Counterparts. This Agreement may be executed in one or more counterparts, each bearing the signatures of one or more Partners. Each such counterpart shall be considered an original and all of such counterparts shall constitute a single agreement binding all of the parties as if all had signed a single document.

     15.6 Binding Effect. Except as may otherwise be provided to the contrary in this Agreement, the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of all the Partners, their personal representatives, heirs, successors and assigns.

     15.7 Entire Agreement. This Agreement, including any schedules and exhibits, each of which is incorporated herein by this reference, constitutes the entire agreement among the Partners regarding the terms and operations of the Partnerships except as amended in writing pursuant to the requirements hereof, and supersedes all prior and contemporaneous agreements, statements, understandings and representations of the parties with respect to the Partnership.

     15.8 Plain Meaning. This Agreement shall be construed in accordance with its plain meaning, without giving effect to any inference or implication arising from the fact that it may have been drafted in whole or in part by counsel to one or more but less than all Partners.

     15.9 Notices. For purposes of Section 1.23 hereof, Notices shall be sent to the Partners at their respective addresses set forth on Exhibit A hereto.

     15.10  DE Status.  During the term of the Partnership, no Limited
Partner shall, directly or indirectly, without the express written consent of the General Partner (which consent may be granted or withheld by the General Partner in the sole and absolute discretion of the General Partner) take any action or omit to take any action which could, in the opinion of the General Partner, jeopardize the General Partner's and/or the Partnership's compliance with all criteria for (a) special financing, credits and other benefits to be made available by the FCC with respect to the Auction to "small businesses" and a "business owned by members of minority groups and women", (b) all applicable foreign ownership requirements pursuant to the Communications Act of 1934, as amended, and/or (c) ownership of a PCS License. If required by FCC regulations and with the advice of FCC counsel, the Partners agree to modify the structure of the Partnership to conform to such FCC regulations taking into consideration and preserving to the extent possible the economic benefits of each Partner as set forth in this Agreement.

                                  ARTICLE XVI

                        RATIFICATION, POWER OF ATTORNEY

     16.1 Ratification. Each Partner who executes this Agreement at the end of this Article by such Partner's personal signature or by the signature of such Partner's authorized attorney-in-fact or signatory, hereby specifically adopts and approves each and every provision of this Agreement.

     16.2 Power of Attorney. Each Limited Partner, including any Limited Partner who shall become a party to this Agreement on or after the date hereof, constitutes and appoints the General Partner, or if more than one, the Managing General Partner, its true and lawful attorney-fact, and in its name, place and stead, to make, execute, sign, acknowledge, and file, but in all cases subject to the limitations set forth elsewhere in this Agreement:

          16.2(a)  One or more certificates of limited partnership;

          16.2(b) all instruments (including, e.g., Amended Certificates of Limited Partnership) which such General Partner deems appropriate to reflect any amendment, change, or modification of the Partnership Agreement in accordance with the terms of Section 8.3 of this Agreement;

          16.2(c) any and all other certificates or other instruments which may be required to be filed by the Partnership under the laws of the State of Nevada or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order that the Partnership continue as a limited partnership under the laws of the State of Nevada;

          16.2(d)  one or more certificates of fictitious or assumed name;

          16.2(e) any and all other documents which may be required to effectuate the operation of this Partnership pursuant to the terms of this Agreement; and

          16.2(f) all documents which may be required to effectuate the dissolution and termination of the Partnership in accordance with the provisions of this Agreement, including cancellation of its Certificate of Limited Partnership, as amended from time to time.

          The foregoing Power of Attorney hereby is declared to be irrevocable and a power coupled with an interest, and (to the extent permitted by applicable law) shall survive the incapacity of a Limited Partner and the delivery of an assignment by a Limited Partner of a Partnership Interest, except that where the assignee is approved for admission as a Substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner or Managing General Partner, as the case may be, to execute, acknowledge and file any instrument to effectuate such substitution. The Limited Partners hereby agree to be bound by any representations made by the General Partner or the Managing General Partner acting in good faith pursuant to such Power of Attorney.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

                                            GENERAL PARTNER:
                                            ---------------

                                            DCR NEVADA, INC.

Attest:                                     By:  [SIG]
        -----------------------                -------------------------------

                                            LIMITED PARTNERS:
                                            ----------------

                                            DCR COMMUNICATIONS, INC.

Attest:                                     By:  [SIG]
        -----------------------                -------------------------------

                                            ONYX TELECOMMUNICATIONS,
                                            L.L.C.

Attest:                                     By:  [SIG]
        -----------------------                -------------------------------


                                            WIRELESS PCS, INC.

Attest:                                     By:
        -----------------------                -------------------------------


Witness:                                      /s/ ANDREW MOLASKY
        -----------------------             ----------------------------------
                                            Andrew Molasky

Witness:                                      /s/ ALAN MOLASKY
        -----------------------             ----------------------------------
                                            Alan Molasky

Witness:                                      /s/ STEVEN MOLASKY
        -----------------------             ----------------------------------
                                            Steven Molasky

                                   EXHIBIT A

                                       to

                      DCR PACIFIC PCS LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                Partners' Names, Addresses, Percentage Interests
                           and Capital Contributions


                                                                  Initial                          10%
Names/Addresses                        % Interests         Capital Contributions               Contribution
---------------                        -----------         ---------------------               ------------
GENERAL PARTNER

DCR Nevada, Inc.                            1.0                     $20,000                     $2,000
2550 M Street, N.W.
Suite 200
Washington, D.C. 20037


LIMITED PARTNERS

DCR Communications, Inc.                   54.1                  $1,380,000                   $138,000
2550 M Street, N.W.
Suite 200
Washington, D.C. 20037

Onyx Telecomm L.L.C.                       24.9                    $400,000                    $40,000
1221 11th Street N.W.
Washington DC 20005

Andrew Molasky                              5.0                    $100,000                    $10,000
3111 S. Maryland Parkway
Las Vegas, NV 89109

Alan Molasky                                5.1                    $100,000                    $10,000
3111 S. Maryland Parkway
Las Vegas, NV 89109

Steven Molasky                              5.0                    $100,000                    $10,000
3111 S. Maryland Parkway
Las Vegas, NV 89109

Wireless PCS, Inc.                          4.9                    $100,000                    $10,000
2305 Kelbe Drive
Little Chute, WI 54140

                                   EXHIBIT A

                                       to

                      DCR PACIFIC PCS LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                Partners' Names, Addresses, Percentage Interests
                           and Capital Contributions


                                                                  Initial
Names/Addresses                        % Interests         Capital Contributions
---------------                        -----------         ---------------------
GENERAL PARTNER

DCR Nevada, Inc.                            1.0                     $20,000
2550 M Street, N.W.
Suite 200
Washington, D.C. 20037


LIMITED PARTNERS

DCR Communications, Inc.                   54.1                  $1,380,000
2550 M Street, N.W.
Suite 200
Washington, D.C. 20037

Onyx Telecomm L.L.C.                       24.9                    $400,000
1221 11th Street N.W.
Washington DC 20005

Andrew Molasky                              5.0                    $100,000
3111 S. Maryland Parkway
Las Vegas, NV 89109

Alan Molasky                                5.1                    $100,000
3111 S. Maryland Parkway
Las Vegas, NV 89109

Steven Molasky                              5.0                    $100,000
3111 S. Maryland Parkway
Las Vegas, NV 89109

Wireless PCS, Inc.                          4.9                    $100,000
2305 Kelbe Drive
Little Chute, WI 54140

                               FIRST AMENDMENT TO
                      DCR PACIFIC PCS LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


          The undersigned, being all of the Partners of the Partnership, hereby enter into this First Amendment to the Agreement of Limited Partnership for DCR Pacific PCS Limited Partnership (the "Partnership"), dated as of October 17, 1995 (the "Agreement").


I.   Section 3.1 of the Agreement is hereby amended to read as follows:

     3.1 Initial Capital Contribution. The initial Capital Contributions of each of the Partners is set forth on Exhibit A hereto. On or before October 24, 1995, each of the Partners shall pay, in cash, to the Partnership an amount equal to ten per centum (10%) of their respective initial Capital Contribution to such account of the Partnership as the General Partner may direct. No later than two weeks before the date that the General Partner shall give Notice of as being the date the initial deposit for the FCC Auction is due, each of the Limited Partners shall pay, in cash, to the Partnership the balance of their respective initial Capital Contribution, being ninety per centum (90%) of the amount set forth opposite their names on Exhibit A hereto, which payments the General Partner shall cause to be held in an escrow account to be established by the General Partner on behalf of the Partnership and held by an escrow agent separate from funds of any other entity. Notwithstanding the foregoing provision, the Partners agree that all or part of the Capital Contribution of the General Partner and of any Limited Partner that is an Affiliate of the General Partner will be deposited as part of the downpayment for PCS Licenses to be acquired at the FCC Auction.

II.  Section 3.9 of the Agreement is amended to read as follows:

     3.9 Condition Precedent. In the event that the Partnership does not acquire the PCS Licenses required to own and operate the DCR PCS Network in the Las Vegas basic trading area, then, with respect to each Limited Partner, a sum (the "Pay Amount") equal to the aggregate amount of (i) all Capital Contributions (i.e. the initial Capital Contribution and all additional Capital Contributions) paid by such Limited Partner to the Partnership, plus (ii) accrued interest thereon, less (iii) an amount determined by the General Partner to cover costs attributable to preparation for and participation in the bidding for said PCS Licenses at the FCC Auction, but not to exceed ten percent (10%) of the aggregate amount of all such Capital Contributions paid by such Limited Partner, shall be returned to such Limited Partner within thirty (30) days subsequent to the date on which the FCC Auction is concluded ("Post-Auction Period"). Upon the payment by the Partnership to any Limited Partner of the Pay Amount, said Limited Partner shall thereafter own no Interest in the Partnership.

III. Section 9.2 of the Agreement is amended to read as follows:

     9.2 Transfer of a Limited Partner's Interest. No Limited Partner may transfer, assign or Encumber all or any part of such Limited Partner's Interest except in accordance with the provisions of this Section.

     9.2(a)    For a period of one year from the date of this First Amendment, no Limited Partner may transfer, assign or Encumber all or part of such Limited Partner's Interest except upon Consent of the General Partner which Consent shall not unreasonably be withheld.

     9.2(b)    After the passage of one year from the date of this First
     Amendment, should any Limited Partner decide to transfer or assign such Limited Partner's interest, such Limited Partner (hereinafter called "Offeror") shall first offer all or part of such Limited Partner's Interest by Notice to the other Partners.

     Every such offer shall be in writing, shall state that the Offeror offers to sell all of Offeror's Interest, and shall specify the cash price therefor. Each Partner other than the Offeror shall have the option to purchase some or all of the Interest of the Offeror. Within ten (10) days after receipt of such Notice, any Partner who desires to exercise such option shall make, execute and deliver in writing to the Offeror, either personally or by registered mail, such Partner's acceptance of the offer and agreement to acquire the Interest of the Offeror at the price offered by Offeror. Should more than one Partner exercise this option, then each such Partner (hereinafter called an "Accepting Partner") shall acquire the Interest of the Offeror in the proportion that the Interest of such Accepting Partner bears to the aggregate Interests of all Accepting Partners at the price and upon the terms hereinafter set forth. The Accepting Partner(s) shall make payment of the entire purchase price within (30) days of the acceptance of the offer.

     Notwithstanding the foregoing, acquisition by an Accepting Partner of all or part of such Offeror's Interest shall be permitted only to the extent such transfer would not, in the opinion of the General Partner, contravene
     Section 15.10 of the Agreement of Limited Partnership.

     The Offeror shall not be required to sell its Interest pursuant to the terms hereof if the options which have been exercised pursuant hereto to purchase Offeror's Interest are for less than all of the Interest owned by Offeror. In such event, Offeror shall thereafter be free to enter into an agreement to dispose of Offeror's Interest free of the restrictions of this Agreement for a period of six (6) months from the date of the offer to the other Partners. At the expiration of this six-month period, the restrictions and limitations imposed by this Agreement shall reapply to any Interest then owned by the Offeror.

     9.2(c) Notwithstanding the foregoing, each Limited Partner shall Encumber its Interest or its right to receive distributions or proceeds from the Partnership in accordance with the provisions of Section 9.4 below.

IV.  Section 16.2(b) of the Agreement is hereby amended to read:

     16.2(b) All instruments (including, e.g., Amended Certificates of Limited Partnership) which such General Partner deems appropriate to reflect any amendment, change or modification of the Partnership Agreement in accordance with the terms of Section 8.2 of this Agreement;

V. Except as so amended, the terms and provisions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of October 19, 1995.

                                           GENERAL PARTNER:
                                           ----------------

                                           DCR NEVADA, INC.

Attest:                                    By:  [SIG]
       ----------------------                 -----------------------------

                                           LIMITED PARTNERS:
                                           -----------------
                                           DCR COMMUNICATIONS, INC.

Attest:                                    By:   [SIG]
       ----------------------                 -----------------------------

                                           ONYX TELECOMMUNICATIONS,
                                           L.L.C.

Attest:                                    By:  /s/ THOMAS HART, JR.
       ----------------------                 -----------------------------


                                           WIRELESS PCS, INC.

Attest:                                    By:   [SIG]
       ----------------------                 -----------------------------


Witness:                                    /s/ ANDREW MOLASKY
       ----------------------              --------------------------------
                                           Andrew Molasky

Witness:                                    /s/ ALAN MOLASKY
       ----------------------              --------------------------------
                                           Alan Molasky

Witness:                                    /s/ STEVEN MOLASKY
       ----------------------              --------------------------------
                                           Steven Molasky

                                SECOND AMENDMENT
                                       TO
                      DCR PACIFIC PCS LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP

     The undersigned General Partner and DCR Communications, Inc., a limited partner holding a majority of the partnership interests in DCR Pacific PCS Limited Partnership (the "Partnership"), and Todd Marshall, as Trustee of the Todd and Vivica Marshall Revocable Trust, hereby enter into this SECOND AMENDMENT to the Agreement of Limited Partnership for DCR Pacific PCS Limited Partnership dated as of October 17, 1995, as amended by a First Amendment dated as of October 19, 1995 (as so amended, the "Agreement").

     I. Exhibit A of the Agreement is hereby restated and amended to add the Todd and Vivica Marshall Revocable Trust as a new limited partner in the Partnership by partial assignment of the partnership interest of limited partner DCR Communications, Inc. and to reduce the percentage interest of limited partner DCR Communications, Inc. in the Partnership, all as set forth in the Second Amended and Restated Exhibit A as attached hereto and which partial assignment of limited partner's interest is hereby consented to by the General Partner.

     II. The Todd and Vivica Marshall Revocable Trust hereby acknowledges receipt of the Agreement and all exhibits thereto which precede the date hereof and adopts and approves each and every provision of the Agreement.

     III. Except as so restated and amended, the terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed as of March 19, 1996.

                                        GENERAL PARTNER:

                                        DCR NEVADA, INC.

Attest: [SIG]                           By:  [SIG]
       ----------------------              -------------------------------
       ASS'T SEC.

                                        LIMITED PARTNERS:

                                        DCR COMMUNICATIONS, INC.

Attest: [SIG]                           By:  [SIG]
       ----------------------              -------------------------------
       ASS'T SEC.

                                        TODD AND VIVICA MARSHALL
                                        REVOCABLE TRUST

Attest:                                 By:  /s/ TODD MARSHALL
       ----------------------              -------------------------------
                                           Todd Marshall, Trustee

                                   EXHIBIT A
                                       TO
                      DCR PACIFIC PCS LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


   Partners' Names, Addresses, Percentage Interests and Capital Contributions
                  (Amended and Restated as of March 19, 1996)


Names/Addresses                        % Interests         Capital Contributions
---------------                        -----------         ---------------------
GENERAL PARTNER

DCR Nevada, Inc.                            1.0                     $45,837
2550 M Street, N.W., Suite 200
Washington, D.C. 20037


LIMITED PARTNERS

DCR Communications, Inc.                   72.1                 $3,404,186*
2550 M Street, N.W., Suite 200
Washington, D.C. 20037

Onyx Telecomm L.L.C.                       10.9                    $500,000
1221 11th Street N.W.
Washington DC 20005

Andrew Molasky                              3.0                    $138,678
3111 S. Maryland Parkway
Las Vegas, NV 89109

Alan Molasky                                3.1                    $141,252
3111 S. Maryland Parkway
Las Vegas, NV 89109

Steven Molasky                              3.0                    $138,678
3111 S. Maryland Parkway
Las Vegas, NV 89109

Wireless PCS, Inc.                          4.9                    $224,603
2305 Kelbe Drive
Little Chute, WI 54140

Todd and Vivica Marshall Revocable Trust    2.0                     $90,509
2330 Industrial Road
Las Vegas, NV 89102

----------------------
* Contribution in cash and services pledged to license acquisition.